Exhibit 99.1

BHR Master Fund, Ltd.
BHR OC Master Fund, Ltd.
BHCO Master, Ltd.
545 Madison Ave., 10th Floor
New York, NY 10022

July 26, 2011

David Weinstein, President and Chief Executive Officer
MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071

Dear Mr. Weinstein,

BHR Master Fund, Ltd, an Exempted Company incorporated in the Cayman Islands with Limited Liability (“BHR”), BHR OC Master Fund, Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (“BHR OC”) and BHCO Master, Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (together with BHR and BHR OC, the “Holders”), hereby waive the registration rights granted to them by Section 6 of the Exchange Agreement, dated July 25, 2011 by and among MPG Office Trust, Inc., a Maryland corporation (the “Company”) and the Holders (the “Agreement”). The parties acknowledge that the Company is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (“Section 3(a)(9)”), for the issuance to the Holders of the Common Shares (as defined in the Agreement). By its signature below, the Company represents that Section 3(a)(9) is available for the issuance of the Common Shares to the Holders and acknowledges that the Common Shares will not constitute restricted securities upon issuance and will not require a restrictive legend.

Sincerely,

BHR MASTER FUND, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM J. BROWN
Name: William J. Brown
Title: President

BHR OC MASTER FUND, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM J. BROWN
Name: William J. Brown
Title: President

BHCO MASTER, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM J. BROWN
Name: William J. Brown
Title: President

Acknowledge and Agreed,

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ DAVID WEINSTEIN
Name:	David Weinstein
Title:	President and Chief Executive Officer